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                                                                     EXHIBIT 4.8

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is dated as of September 17, 2002 between ZIX CORPORATION, a Texas corporation with its headquarters located at 2711 N. Haskell Avenue, Suite 2300, LB36, Dallas Texas, 75204 ("DEBTOR"), and PROMETHEAN ASSET MANAGEMENT L.L.C., a Delaware limited liability company, in its capacity as collateral agent for the Funds identified below (in such capacity, the "SECURED PARTY").

                                   WITNESSETH

     WHEREAS, Debtor has executed and delivered to each of the Funds those certain secured convertible notes each made by Debtor and dated as of the date hereof (as the same may be amended and in effect from time to time, individually a "NOTE" and collectively the "NOTES"). The Notes were issued pursuant to a certain Securities Purchase Agreement dated as of September 17, 2002 (as the same has been and hereafter may be amended, modified, supplemented or restated, the "SECURITIES PURCHASE AGREEMENT") by and among, inter alia, HFTP Investment L.L.C., a Delaware limited liability company, Gaia Offshore Master Fund, LTD., a Cayman Islands exempt company, and Caerus Fund Ltd., a Cayman Islands exempt company (collectively, the "FUNDS"), and pursuant to which the Funds have made loans to Debtor in the original aggregate principal amount of $8,000,000; and

     WHEREAS, it is a condition under the Notes and the Securities Purchase Agreement that Debtor shall grant the security interests contemplated by this Agreement to Secured Party as collateral agent on behalf of the Funds for purposes of maintaining, administering, perfecting and enforcing such security interests, in order to secure the payment and performance of Debtor's indebtedness and obligations under the Notes;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Funds to purchase the Notes and enter into the Securities Purchase Agreement, and for other good and valuable consideration, Debtor hereby agrees with Secured Party, for its benefit and the benefit of the Funds, as follows:

SECTION 1. Definitions

     1.1 Certain Defined Terms. Terms defined in the Notes and not otherwise defined herein shall have the respective meanings provided for in the Notes or, to the extent not defined therein, in the Securities Purchase Agreement. The following terms shall have the respective meanings provided for in the UCC (as defined below): "ACCOUNTS", "ACCOUNT DEBTOR", "BUYER IN ORDINARY COURSE OF BUSINESS", "CHATTEL PAPER", "COMMERCIAL TORT CLAIM", "DEPOSIT ACCOUNT", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER OF CREDIT", "LETTER-OF-CREDIT RIGHTS", "LICENSEE IN ORDINARY COURSE OF BUSINESS", "PROCEEDS", "RECORD", "SOFTWARE", "SUPPORTING OBLIGATIONS", "SECURITIES ACCOUNT", "SECURITY ENTITLEMENT" and

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"TANGIBLE CHATTEL PAPER". The following terms, as used herein, have the meanings set forth below:

     "COLLATERAL" has the meaning assigned to that term in Section 2.

     "CONTROL" means the manner in which "control" is achieved under the UCC with respect to a particular item of Collateral.

     "EXCLUDED ACCOUNT" means Account # [omitted] at Bank of America Merchants Services, Inc., A Bank of America Company, in the name of ZixMail.com, Inc.; provided that the balance in such account at no time exceeds $300,000.

     "EXCLUDED ASSETS" means Debtor's interest in Maptuit Corporation, an Ontario corporation, and CStone Consulting, Inc., a California corporation, as such interests exist on the date of this Agreement, and any securities issued in exchange therefore or replacement thereof (provided that no additional consideration is paid by Debtor in connection with such exchange or replacement).

     "INTELLECTUAL PROPERTY" means collectively all of the following: Patents and Trademarks.

     "LOAN DOCUMENT" means, collectively, this Agreement, the Notes, the Securities Purchase Agreement and any subordination agreement entered into pursuant to the requirements of the Notes or Securities Purchase Agreement.

     "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of Debtor from time to time owed to Secured Party and/or any Fund under the Notes, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing due or payable whether before or after the filing of a proceeding under the Bankruptcy Law by or against Debtor.

     "PATENTS" means collectively all of the following: (a) all patents and patent applications and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "PLEDGED ACCOUNTS" has the meaning assigned to that term in Section 7.

     "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 3.

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     "SECURITY INTERESTS" means the security interests granted or provided for hereunder.

     "TRADEMARKS" means collectively all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     1.2 Other Definition Provisions. References to "Sections," "subsections" and "Schedules" shall be to Sections, subsections and Schedules, respectively, of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests; Agreement to Release

     To secure the payment, performance and observance of the Secured Obligations, Debtor hereby assigns, pledges, hypothecates, delivers, sets over and transfers to Secured Party and grants to Secured Party, for the benefit of the Funds, a continuing security interest in, right of setoff against, and an assignment to Secured Party of all of Debtor's personal property and rights to personal property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located and shall include the following (all being collectively referred to herein as the "COLLATERAL;" provided, however, that in no event shall the Collateral include the Excluded Account or the Excluded Assets):

          (a)  Accounts;

          (b)  Chattel Paper;

          (c)  Commercial Tort Claims;

          (d) Deposit Accounts and Securities Accounts, all cash, and other property deposited therein from time to time and other monies and property in the possession or under the control of Secured Party or any affiliate, representative, agent or correspondent of Secured Party;

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          (e)  Documents;

          (f)  Equipment;

          (g)  General Intangibles;

          (h)  Goods;

          (i)  Instruments;

          (j)  Inventory;

          (k)  Investment Property and Securities Entitlements;

          (l)  Letter-of-Credit Rights;

          (m)  Supporting Obligations;

          (n)  All other personal property whether or not subject to the UCC;

          (o) All other financial assets of Debtor, whether or not subject to the UCC;

          (p) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing Software that at any time evidence or contain information relating to any of the property described in subparts (a) - (o) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

          (q) Proceeds and products of all or any of the property described in subparts (a) - (p) above.

Those items of Collateral described in clauses (d), (i), (k), (m) and (o) above (and clauses (p) and (q) to the extent applicable thereto) constitute and are hereinafter referred to as the "PRIMARY COLLATERAL". Those items of Collateral not consisting of Primary Collateral are hereinafter referred to as the "ADDITIONAL COLLATERAL".

     Secured Party hereby agrees to terminate and release all or any portion of the liens and security interests granted hereunder in the Additional Collateral within three (3) Business Days of receipt by Secured Party of written notice from the Debtor requesting such termination and release and stating that in Debtor's good faith reasonable determination the existence of the Secured Party's lien on the Additional Collateral (or designated portion thereof) would interfere materially with a substantive business transaction or relationship currently being contemplated by Debtor.

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SECTION 3. Security for Obligations

     This Agreement secures the payment and performance of the Obligations and all indebtedness, liabilities and obligations of Debtor now existing or hereafter created or arising under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above including, without limitation, (i) any additional indebtedness which may be extended to Debtor pursuant to any restructuring or refinancing of Debtor's indebtedness under the Notes, (ii) any fees, costs or expenses from time to time hereafter owing, due or payable under this Agreement whether before or after the filing of a proceeding under the Bankruptcy Law by or against Debtor, and (iii) any post-petition interest accruing during any bankruptcy, reorganization or other similar proceeding (all such indebtedness, liabilities and obligations of Debtor being collectively referred to herein as the "SECURED OBLIGATIONS").

SECTION 4. Debtor Remains Liable

     Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (c) neither Secured Party nor any Fund shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party or any Fund be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (d) neither Secured Party nor any Fund shall have any liability in contract or tort for Debtor's acts or omissions.

SECTION 5. Representations and Warranties

     In order to induce Secured Party to enter into this Agreement, Debtor represents and warrants to Secured Party as follows:

     5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

     5.2 State of Organization. Debtor was organized and remains organized solely under the laws of the State of Texas. Schedule I sets forth the Debtor's organizational identification number or states that one does not exist.

     5.3 Location of Primary Collateral. There is no Primary Collateral other than the accounts identified on Schedule I, except as otherwise specified on
Schedule I. Schedule I includes all Securities Accounts and Deposit Accounts maintained by or on behalf of Debtor. All hereafter acquired Primary Collateral will be either located at the address set forth in the

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preamble or at the places, or deposited in an account, identified on Schedule I, except as otherwise permitted hereunder.

     5.4 Ownership of Collateral; Bailees. Debtor owns the Collateral and will own all after-acquired Collateral. Except for the Security Interests, Debtor owns the Primary Collateral, and will own all after-acquired Primary Collateral, free and clear of any lien or security interest. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Secured Party. None of the Primary Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. No other Person has Control of any of the Collateral.

     5.5 Office Locations; Fictitious Names. The mailing address, principal place of business, chief executive office and office where Debtor keeps its books and records relating to the Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Investment Property is located at the address set forth in the preamble. Debtor has no other places of business except those separately specified on Schedule I. Debtor does not do business and has not done business during the past five years under any name, tradename or fictitious business name except as disclosed on Schedule II.

     5.6 Perfection. Secured Party has a valid, perfected and first priority security interest in the Primary Collateral, securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

     5.7 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for (a) the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor; (b) the perfection of the Security Interests granted hereby (except for filing UCC financing statements with the appropriate jurisdiction and filing the Security Agreement with the U.S. Patent and Trademark Office, as applicable); or (c) the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Secured Party).

     5.8 Accounts. To Debtor's knowledge, each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor.

     5.9 Chattel Paper. Debtor does not hold Chattel Paper in the ordinary course of its business.

     5.10 Commercial Tort Claims. Debtor does not currently own any Commercial Tort Claims.

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     5.11 Intellectual Property. To Debtor's knowledge, all Patents and
Trademarks owned by Debtor are valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made.

     5.12 Inventory. All Inventory is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts Debtor's ability to manufacture and/or sell the Inventory.

     5.13 Accurate Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

SECTION 6. Further Assurances; Covenants

     6.1 Other Documents and Actions. Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may request, in order to create, perfect and protect any Security Interests or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under the Notes with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, or as Secured Party may request, in order to create, perfect and protect the Security Interests; (b) at any reasonable time, upon demand by Secured Party, exhibit the Collateral to allow inspection of the Collateral by Secured Party or Persons designated by Secured Party and to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of Debtor with respect thereto with, and to be advised as to the same by, Debtor's officers and employees and, after the occurrence and during the continuance of a Triggering Event or an Event of Default, with any other Person which is or may be obligated with respect to any Collateral; and (c) upon Secured Party's request, appear in and defend any action or proceeding that may affect Debtor's title to or Secured Party's security interest in the Collateral.

     6.2 Secured Party Authorized. Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Debtor.

     6.3 Corporate or Name Change. Debtor will give Secured Party at least ten
(10) business days prior written notice of any change in Debtor's name, identity, mailing address, jurisdiction of organization or corporate structure; provided that such information is publicly disclosed prior to or simultaneously with such notice. With respect to any such change, Debtor will promptly execute and deliver such instruments, documents and notices and take such actions, as Secured Party deems necessary or desirable to create, perfect and protect the security interests of Secured Party in the Collateral.

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     6.4 Business Locations. Subject to the next sentence, Debtor will keep the
Primary Collateral (other than Collateral in the possession of Secured Party and cash on deposit in permitted Deposit Accounts) at the locations specified in the preamble or on Schedule I. Debtor will give Secured Party at least ten (10) business days prior written notice of any change in Debtor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral; provided that such information is publicly disclosed prior to or simultaneously with such notice. With respect to any new location (which in any event shall be within the continental United States), Debtor will execute and deliver such instruments, documents and notices and take such actions, as Secured Party deems necessary to create, perfect and protect the security interests of Secured Party in the Collateral.

     6.5 Bailees. No Primary Collateral shall at any time be in the possession or control of any bailee or any of Debtor's agents without Secured Party's prior written consent and unless, if Secured Party has so requested, such bailee or agent holds all such Primary Collateral for Secured Party's benefit.

     6.6 Instruments. Debtor will deliver to Secured Party all Instruments duly endorsed and, if requested, accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party. Debtor will also deliver to Secured Party all security agreements securing any Instruments and execute UCC financing statement amendments assigning to Secured Party any UCC financing statements filed by Debtor in connection with such security agreements.

     6.7 Chattel Paper. Debtor will deliver to Secured Party all Tangible Chattel Paper duly endorsed and, if requested, accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party. Debtor will provide Secured Party with Control of all Electronic Chattel Paper, if requested, by having Secured Party identified as the assignee of the Records(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. Debtor will also, if requested, deliver to Secured Party all security agreements securing any Chattel Paper and execute UCC financing statement amendments assigning to Secured Party any UCC financing statements filed by Debtor in connection with such security agreements. Debtor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Secured Party, indicating that such Chattel Paper is subject to the Security Interests.

     6.8 Letters of Credit. If requested, Debtor will deliver to Secured Party all Letters of Credit duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party. If requested, Debtor will also deliver to Secured Party all security agreements securing any Letters of Credit and execute UCC financing statement amendments assigning to Secured Party any UCC financing statements filed by Debtor in connection with such security agreements.

     6.9 Filing Requirements. None of the Collateral is of a type in which security interests or liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation (other than the Company's Patents and Trademarks). Debtor shall

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promptly notify Secured Party in writing upon acquiring any interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation.

     6.10 Investment Property. Debtor will take any and all actions necessary (or required or requested by Secured Party), from time to time, to (a) cause Secured Party to obtain exclusive Control of any Investment Property (including Securities Accounts and Securities Entitlements) owned by Debtor in a manner acceptable to Secured Party and (b) obtain from any issuers of Investment Property and such other Persons, for the benefit of Secured Party, written confirmation of Secured Party's Control over such Investment Property upon terms and conditions acceptable to Secured Party. For purposes of this subsection 6.10, Secured Party shall have exclusive Control of Investment Property if (i) such Investment Property consists of certificated securities and Debtor delivers such certificated securities to Secured Party (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) Debtor delivers such uncertificated securities to Secured Party or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Secured Party, that it will comply with instructions originated by Secured Party without further consent by Debtor; and (iii) such Investment Property consists of security entitlements and either (x) Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Secured Party, that it will comply with entitlement orders originated by Secured Party without further consent by Debtor.

     6.11 Accounts. Except as otherwise provided in this subsection 6.11, Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Accounts and apply such amounts as are so collected to the outstanding balances thereof. Secured Party shall have the right at any time after the occurrence and during the continuance of an Event of Default or a Triggering Event to: (a) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the assignment of such Accounts to Secured Party and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Secured Party; (b) exercise the rights of Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default or a Triggering Event (i) all amounts and Proceeds received by Debtor with respect to the Accounts shall be received in trust for the benefit of Secured Party shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be held in the Pledged Accounts pursuant to Section 7 or applied pursuant to Section 14.

     6.12 Commercial Tort Claims. Debtor shall advise Secured Party promptly upon Debtor becoming aware that it owns any additional Commercial Tort Claims. With respect to any new Commercial Tort Claim, Debtor will execute and deliver such documents as Secured

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Party deems necessary to create, perfect and protect Secured Party's security interest in such Commercial Tort Claim.

     6.13 Protection of Collateral. Debtor will do nothing to impair the rights of Secured Party in the Collateral; provided that Debtor is permitted to use its cash and cash equivalents so long as such use is not in violation of the Loan Documents. Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Debtor.

     6.14 Taxes and Claims. Debtor will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if Debtor is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

     6.15 Collateral Description. Debtor will furnish to Secured Party, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Secured Party may reasonably request, all in reasonable detail.

     6.16 Use of Collateral. Debtor will not use or permit any Primary Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Primary Collateral.

     6.17 Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Secured Party may reasonably request indicating that the Collateral is subject to the Security Interests.

SECTION 7. Bank Accounts; Collection of Accounts and Payments

     Upon request by Secured Party, Debtor shall enter into a bank agency and control agreement ("CONTROL AGREEMENT"), in a form specified by Secured Party, with each financial institution with which Debtor maintains from time to time any Deposit Accounts or Securities Accounts. Each Deposit Account or Securities Account (which shall in no event include the Excluded Account) for which Debtor has entered into a Control Agreement with the applicable financial institution is referred to as a "PLEDGED ACCOUNT." Debtor hereby grants to Secured Party, for the benefit of Secured Party and the Funds, a continuing lien upon, and security interest in, all such accounts and all funds and other financial assets at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, Securities Intermediaries and each such

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financial institution or Securities Intermediary shall act as Secured Party's agent in connection therewith. Debtor shall not establish any Deposit Account or Securities Account with any financial institution unless prior thereto Secured Party and Debtor shall have entered into a Control Agreement with such financial institution, unless otherwise consented to in writing by Secured Party. If Secured Party delivers a Notice of Sole Control (as defined in the Control Agreement) to any financial institution pursuant to the terms of any Control Agreement, Secured Party shall promptly provide notice thereof to Debtor. If the amount of the Secured Obligations is less than $5,000,000, then Secured Party agrees that, upon the request of Debtor, it will reasonably cooperate with Debtor to deliver any notices required under Section 2(f) of the Control Agreement with Deutsche Bank Alex. Brown to reduce the Minimum Balance (as defined in such Control Agreement) to an amount that is not less than the amount of the Secured Obligations.

SECTION 8. Secured Party Appointed Attorney-in-Fact

     Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion (but in the case of clauses (b), (d), (e), (f) and (g) below, solely during the continuance of any Triggering Event or Event of Default) to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to Secured
     Party;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of, or to preserve the value of, any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes, liens or security interests levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become obligations of Debtor to Secured Party, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral; and

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          (g) generally to take any act required of Debtor by Section 6 and to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral.

Debtor hereby approves all acts of Secured Party made or taken pursuant to this
Section 8. Neither Secured Party nor any Person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9. Transfers and Other Liens

     Except as otherwise permitted herein or by the Notes, Debtor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of its business and except that Debtor may use its cash and cash equivalents so long as such use is not in violation of the Loan Documents; or

          (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement.

SECTION 10. Remedies

     (a) If any Triggering Event or Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at any place or places designated by Secured Party which is reasonably convenient to Secured Party and Debtor in which event Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Secured Party and thereby delivered to Secured Party, (B) store and keep any Collateral so delivered to Secured Party at such place or places pending further action by Secured Party, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in the Pledged Accounts and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.

     (b) Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Secured Party and Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Debtor is entitled to an accounting of the Secured Obligations and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Secured Party. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

     (c) Upon the occurrence and during the continuance of a Triggering Event or an Event of Default, Secured Party or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Debtor or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of Debtor; and (ii) to take possession of Debtor's original books and records, to obtain access to Debtor's data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate.

     (d) Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 6, 7 and 9 hereof will cause irreparable injury to Secured Party and that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Debtor contained in this Agreement, that the covenants of Debtor contained in the Sections referred to in this Section shall be specifically enforceable against Debtor.

SECTION 11. Assignment of Intellectual Property

     Debtor hereby assigns, transfers and conveys, effective upon the occurrence of any Triggering Event or Event of Default, to Secured Party all Intellectual Property owned or used by Debtor to the extent necessary to enable Secured Party to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Debtor or any other Person by Secured Party.

SECTION 12. Assigned Agreements

     If a Triggering Event or an Event of Default has occurred and is continuing, Debtor hereby irrevocably authorizes and empowers Secured Party, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of Debtor, any claims Debtor may have, from time to time, against any other party to any of the agreements to which Debtor is a party or to otherwise exercise any right or remedy of Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Debtor thereunder).

SECTION 13. Limitation on Duty of Secured Party with Respect to Collateral

     Beyond the safe custody thereof, Secured Party shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Subject to the standards of the previous sentence, Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

SECTION 14. Application of Proceeds

     Upon the occurrence and during the continuance of an Event of Default or Triggering Event, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in the Pledged Accounts shall be applied as follows. first, to all expenses and fees due and owing to Secured Party or any Fund; second, to all accrued and unpaid interest on the Notes; and third, to principal of the Notes and any other remaining secured obligations.

SECTION 15. Expenses

     Debtor shall pay all costs, fees and expenses of Secured Party or any Fund
(a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting and enforcing the Security Interests (other than the initial expenses incurred by Secured Party or any Fund in connection with creating and perfecting the Security Interests in the Collateral existing as of the date hereof), (c) maintaining the Security Interests to the extent circumstances affecting the Security Interests change after the date hereof and (d) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral. Debtor shall also pay any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Debtor under this Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same and charge Debtor's account for all fees, costs and expenses incurred therefor, and Debtor agrees to reimburse Secured Party or such Fund therefor on demand. All sums so paid or incurred by Secured Party or any Fund for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party or any Fund in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Notes and shall be secured by the Collateral.

SECTION 16. Termination of Security Interests; Release of Collateral

     Upon payment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Secured Party will, at the expense of Debtor, execute and deliver to Debtor such documents (including the delivery of any termination notices for any Pledged Account) as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 17. Notices

     All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

SECTION 18. Successors and Assigns

     This Agreement is for the benefit of Secured Party and the Funds and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns; provided that Debtor may not delegate its obligations under this Agreement without Secured Party's prior written consent.

SECTION 19. Changes in Writing

     No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Secured Party.

SECTION 20. Applicable Law

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 21. Failure or Indulgence Not Waiver; Remedies Cumulative

     No failure or delay on the part of Secured Party or any Fund in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22. Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23. Counterparts

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile thereof.

SECTION 24. Survival

     All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

                    Balance of Page Intentionally Left Blank
                             Signature Page Follows

     Witness the due execution of this Security Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

                                       Debtor:

                                       ZIX CORPORATION, a Texas corporation

                                       By: /s/ Ronald A. Woessner
                                           -------------------------------------
                                       Title: S.V.P.
                                              ----------------------------------


                                       Secured Party:

                                       PROMETHEAN ASSET MANAGEMENT
                                       L.L.C., a Delaware limited liability
                                       company, in its capacity as collateral
                                       agent for the Funds

                                       By: /s/ James F. O'Brien
                                           -------------------------------------
                                       Title: James F. O'Brien, Managing Member
                                              ----------------------------------